Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of ASIA CORK INC. on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof, I, Yi Tong, Principal Accounting Officer of the Company,  certify, pursuant to 18 U.S.C.  ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 11, 2010
By:	/s/ Yi Tong
Yi Tong,
CFO and Principal Accounting Officer